SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report May 23, 2008

North American Insurance Leaders, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32837	20-3284412
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

885 Third Avenue, 31st Floor, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 319-9407

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 23, 2008 North American Insurance Leaders, Inc. (AMEX: NAO) announced  preliminary financial results for March 31, 2008. As of that date, substantially all of the Company's assets consisted of $114,889,084 on deposit in NAO 's trust account. As previously announced, NAO did not receive requisite shareholder approval for its intended business combination and is therefore proceeding to liquidate in accordance with the provisions of its amended and restated certificate of incorporation (the "Charter").  NAO expects to liquidate and wind up its affairs under Delaware law following the filing of a proxy statement seeking stockholder approval of dissolution and the adoption of a plan of liquidation.  If the stockholders approve the dissolution and the plan of liquidation, NAO, as required by the Charter, will distribute the funds in the trust account (less applicable taxes) to its stockholders holding shares of common stock sold pursuant to NAO's initial public offering.

The Company has not yet filed a Quarterly Report on Form 10-Q for three-month period ended March 31, 2008, the filing of which is a requirement for NAO's continued listing on the American Stock Exchange ("AMEX"), and has received a letter on May 23, 2008 from AMEX referencing its delinquent filing. If NAO has not successfully completed its liquidation within the next 90 days, it intends to file a Form 10-Q at that time.

A copy of the press release for such announcement is attached to this Report as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
99.1	North American Insurance Leaders, Inc. issues press release dated May 23, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NORTH AMERICAN INSURANCE LEADERS, INC. (Registrant)

By:	/s/ PAULA S. BUTLER
Name:	Paula S. Butler
Title:	Executive Vice President

Date: May 23, 2008